UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  May 16, 2014

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
On May 16, 2014, OSI Restaurant Partners, LLC (“OSI”), a wholly-owned subsidiary of Bloomin’ Brands, Inc. (the “Company”), as borrower, OSI HoldCo, Inc., OSI’s direct parent and a wholly-owned subsidiary of the Company (“OSI HoldCo”), certain subsidiaries of OSI, certain lenders (the “Lenders”), Deutsche Bank Trust Company Americas, Deutsche Bank AG New York Branch and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), entered into an amendment (the “Amendment”) to OSI’s existing credit agreement, dated October 26, 2012, among OSI, as borrower, OSI HoldCo, certain lenders and Deutsche Bank Trust Company Americas, as administrative agent for the lenders (as previously amended, the “Existing Credit Agreement”, and as amended by the Amendment, the “Amended Credit Agreement”), to effect a refinancing of a majority of OSI’s existing indebtedness.
The Amended Credit Agreement provides for senior secured financing of up to $1.125 billion, consisting of a new $300.0 million term loan A, a $225.0 million term loan B (reduced from $925.0 million under the Existing Credit Agreement) and a $600.0 million revolving credit facility (increased from $225.0 million under the Existing Credit Agreement), which includes a $75.0 million letter of credit sub-facility and a $60.0 million swing-line loan sub-facility. At closing, $400.0 million was drawn under the revolving credit facility, and an additional $29.6 million of the revolving credit facility was committed for the issuance of letters of credit and not available for borrowing. The proceeds of the term loan A and of the loans made at closing under the revolving credit facility were used to pay down a portion of OSI’s term loan B under the Existing Credit Agreement. The total amount of OSI’s outstanding indebtedness remains unchanged as a result of the refinancing.
The term loan A and revolving credit facility mature May 16, 2019, and the term loan B matures (as under the Existing Credit Agreement) on October 26, 2019. Borrowings under the term loan A and revolving credit facility bear interest at rates ranging from 75 to 125 basis points over the Base Rate or 175 to 225 basis points over the Eurocurrency Rate. The interest rates applicable to borrowings under the term loan B are unchanged from the Existing Credit Agreement at 150 basis points over the Base Rate or 250 basis points over the Eurocurrency Rate. The Base Rate option is the highest of (i) the prime rate of Wells Fargo Bank, National Association, (ii) the federal funds effective rate plus 0.5 of 1.0% or (iii) the Eurocurrency Rate with a one month interest period plus 1.0% (“Base Rate”). The Eurocurrency Rate option is the 30, 60, 90 or 180-day Eurocurrency Rate (“Eurocurrency Rate”). The Eurocurrency Rate may have a 7-day interest period if agreed upon by the applicable lenders. With respect to the term loan B, the Base Rate is subject to an interest rate floor of 2.0% and the Eurocurrency Rate is subject to an interest rate floor of 1.0%.
OSI is required to prepay outstanding amounts under its term loans, subject to certain exceptions, with:

•
50% of its “annual excess cash flow” (with a step-down to 0% if its consolidated senior secured net leverage ratio is less than or equal to 2.50 to 1.00 at the end of the applicable fiscal year), as defined in the Amended Credit Agreement, beginning with the fiscal year ending December 28, 2014 and subject to certain exceptions;

•	100% of the net proceeds of certain assets sales and insurance and condemnation events, subject to reinvestment rights and certain other exceptions; and

•	100% of the net proceeds of any debt incurred, excluding permitted debt issuances.

The term loan B requires scheduled quarterly payments of $2.5 million. The term loan A requires scheduled quarterly payments in the following amounts:

•	September 30, 2014 - June 30, 2016: $3.8 million per quarter

•	September 30, 2016 - June 30, 2018: $5.6 million per quarter

•	September 30, 2018 - March 31, 2019: $7.5 million per quarter

The scheduled payments under the term loans, and any required prepayments with respect to OSI’s annual excess cash flow, will be reduced by the application of any prepayments with respect to the applicable loan (including any prepayments made with respect to the term loan B under the Existing Credit Agreement but excluding the partial paydown of the term loan B on the closing date of the Amendment). Any remaining balance will be paid at maturity.

The Amended Credit Agreement requires OSI to comply with certain covenants, including, in the case of the term loan A and revolving credit facilities, a covenant to maintain a specified quarterly Total Net Leverage Ratio (“TNLR”) test. The TNLR is the ratio of Consolidated Total Debt to Consolidated EBITDA (earnings before interest, taxes, depreciation and amortization and certain other adjustments as defined in the Amended Credit Agreement) and may not exceed a level set at 5.00 to 1.00 for the last day of any fiscal quarter in the fiscal years 2014 - 2017, with a step-down to a maximum level of 4.75 to 1.00 in fiscal 2018. The other negative covenants limit, but provide exceptions for, OSI’s ability and the ability of its restricted subsidiaries to take various actions relating to indebtedness, significant payments, mergers and similar transactions. The Credit Agreement also contains customary representations and warranties, affirmative covenants and events of default.
OSI’s obligations under the Amended Credit Agreement are guaranteed by each of its current and future domestic 100% owned restricted subsidiaries in the Outback Steakhouse, Carrabba’s Italian Grill and Bonefish Grill concepts (other than certain subsidiaries that act primarily as holding companies for OSI’s foreign subsidiaries) and certain other subsidiaries (collectively, the “Guarantors”) and by OSI HoldCo.
OSI’s obligations are secured by substantially all of its assets and the assets of the Guarantors and OSI HoldCo, in each case, now owned or later acquired, including a pledge of all of OSI’s capital stock and the capital stock of substantially all of OSI’s domestic subsidiaries that are directly owned by OSI, OSI HoldCo, or a Guarantor.
Certain of the Lenders and certain of their affiliates have performed investment banking, commercial lending and advisory services for OSI, the Company, their subsidiaries and their respective affiliates, from time to time, for which they have received customary fees and expenses, including in connection with the Company’s initial public offering and commercial mortgage backed securities loan in 2012. These parties may, from time to time, engage in transactions with, and perform services for, OSI, the Company, their subsidiaries and their respective affiliates in the ordinary course of their business.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On May 19, 2014, the Company issued a press release announcing the Amended Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any document whether or not filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such document.

Item 9.01     Financial Statements and Exhibits

 (d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Bloomin’ Brands, Inc. dated May 19, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date:	May 21, 2014	By:	/s/ Joseph J. Kadow
Joseph J. Kadow
Executive Vice President and Chief Legal Officer

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